Exhibit 99.1

Wabtec Delivers Strong Fourth Quarter 2023
Results; Issues 2024 Full-Year Guidance

SALES	GAAP EARNINGS PER SHARE	ADJUSTED EARNINGS PER SHARE

4Q’23	FY’23	4Q’23	FY’23	4Q’23	FY’23

$2.5B	$9.7B	$1.20	$4.53	$1.54	$5.92
+9.5%YOY	+15.7% YOY	+39.5% YOY	+30.9%YOY	+18.5% YOY	+21.8% YOY

Q4 2023 HIGHLIGHTS

“The Wabtec team delivered a strong finish to 2023 as evidenced by higher sales, margin expansion, increased earnings and improved cash flow” said Rafael Santana, Wabtec’s President and CEO. “Strong demand for our products in North America and international markets, combined with our team’s relentless focus on execution and delivering for our customers resulted in a year that exceeded our expectations.
“We remain committed to our capital deployment strategy to maximize shareholder returns. We invested for future growth, executed on two strategic acquisitions and returned over $530 million to shareholders through share repurchases and dividends. And based on our strong performance in 2023 and confidence in the future, our Board of Directors recently reauthorized our stock buyback program to refresh the amount available to $1.0 billion and approved a 17.6% increase in our quarterly dividend.
“Looking ahead, with robust international activity and strong order pipeline, Wabtec is well-positioned to drive profitable growth in 2024 and beyond. Our differentiated portfolio is aligned to solving our customers’ most pressing needs and making rail the safest and most efficient way to move people and goods across the land. Wabtec’s products and technologies will enable us to capitalize on these trends and drive profitable growth and increase long-term shareholder value.”
Rafael Santana President and CEO

•GAAP Earnings Per Share of $1.20, Up 39.5%; Adjusted Earnings Per Share of $1.54, Up 18.5% Behind Sales Growth of 9.5%

•GAAP Operating Margin at 12.2%; Adjusted Operating Margin Up 1.7 pts to 17.0%

•Fourth Quarter Operating Cash Flow of $686 Million; Full-Year Cash Flow from Operations up 15.7% to $1.20 Billion

•Announced $1.0 Billion Share Buyback Authorization and 17.6% Increase in Quarterly Dividend

•Issues 2024 Financial Guidance of Adjusted EPS Between $6.50 to $6.90; Up 13.2% at the Mid-Point

PITTSBURGH, February 14, 2024 – Wabtec Corporation (NYSE: WAB) today reported fourth quarter 2023 GAAP earnings per diluted share of $1.20, up 39.5% versus the fourth quarter of 2022. Adjusted earnings per diluted share were $1.54, up 18.5% versus the same quarter a year ago. Fourth quarter sales were $2.53 billion and cash from operations was $686 million. Full year 2023 GAAP earnings per diluted share was $4.53, up 30.9% versus full year 2022. Full year adjusted earnings per diluted share were $5.92, up 21.8% versus full year 2022. Total 2023 sales were $9.68 billion and cash from operations was a record high of $1.20 billion.

2023 Fourth Quarter Consolidated Results

Wabtec Corporation Consolidated Financial Results
$ in millions except earnings per share and percentages; margin change in percentage points (pts)	Fourth Quarter
	2023	2022	Change
Net Sales	$2,526	$2,306	9.5%

GAAP Gross Margin	30.3%	28.3%	2.0 pts
Adjusted Gross Margin	30.8%	29.6%	1.2 pts
GAAP Operating Margin	12.2%	10.7%	1.5 pts
Adjusted Operating Margin	17.0%	15.3%	1.7 pts

GAAP Diluted EPS	$1.20	$0.86	39.5%
Adjusted Diluted EPS	$1.54	$1.30	18.5%

Cash Flow from Operations	$686	$410	$276
Operating Cash Flow Conversion	182%	147%

•Sales increased 9.5% compared to the year-ago quarter driven by increased sales across the Freight and Transit segments.
•GAAP gross margin was higher than prior year at 30.3% and adjusted gross margin was higher than the prior year at 30.8%. Both GAAP and adjusted gross margin benefited from higher sales, improved price/mix and productivity.
•GAAP operating margin was higher than the prior year at 12.2% and adjusted operating margin was higher than the prior year at 17.0%. Both GAAP and adjusted operating margins benefited from higher gross margin and lower SG&A and Engineering expenses as a percentage of sales.
•GAAP EPS and adjusted EPS increased from the year-ago quarter primarily due to higher sales and margin expansion, partially offset by increased interest expense. GAAP EPS also benefited from a gain resulting from a change of ownership interest of an assembly joint venture.

2023 Fourth Quarter Freight Segment Results

Wabtec Corporation Freight Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2023	2022	Change
Net Sales	$1,798	$1,669	7.7%
GAAP Gross Margin	31.0%	28.9%	2.1 pts
Adjusted Gross Margin	31.3%	29.4%	1.9 pts
GAAP Operating Margin	13.7%	12.5%	1.2 pts
Adjusted Operating Margin	19.3%	17.0%	2.3 pts

•Freight segment sales for the fourth quarter were up 7.7%, driven by double-digit growth in Services and Components.
•GAAP operating margin and adjusted operating margin benefited from strong gross margin gains and lower SG&A and Engineering expenses as a percent of sales.

2023 Fourth Quarter Transit Segment Results

Wabtec Corporation Transit Segment Financial Results
Net sales $ in millions; margin change in percentage points (pts)	Fourth Quarter
	2023	2022	Change
Net Sales	$728	$637	14.3%
GAAP Gross Margin	28.4%	26.7%	1.7 pts
Adjusted Gross Margin	29.4%	30.3%	(0.9 pts)
GAAP Operating Margin	11.9%	9.9%	2.0 pts
Adjusted Operating Margin	14.9%	14.8%	0.1 pts

•Transit segment sales for the fourth quarter were up 14.3% due to strong OE and aftermarket sales.
•GAAP and adjusted operating margins were up as a result of higher sales and savings related to Integration 2.0, partially offset by unfavorable product mix. GAAP operating margin also benefited from lower year-over-year restructuring expense.

Backlog

Wabtec Corporation Consolidated Backlog Comparison
Backlog $ in millions	December 31,
	2023	2022	Change
12-Month Backlog	$7,457	$6,760	10.3%
Total Backlog	$21,999	$22,441	(2.0)%

The Company’s 12-month and multi-year backlogs continue to provide strong visibility. At the end of the fourth quarter, the 12-month backlog was $697 million higher than the prior year. And at December 31, 2023, the multi-year backlog was $442 million lower than the same time a year ago and excluding foreign currency exchange, the multi-year backlog decreased $645 million, down 2.9%.

Cash Flow and Liquidity Summary
•During the fourth quarter, the Company generated cash from operations of $686 million versus $410 million in the year ago period. Cash flow from operations benefited from higher earnings and improved working capital management.
•At the end of the quarter, the Company had cash, cash equivalents and restricted cash of $620 million and total debt of $4.07 billion. At December 31, 2023 the Company’s total available liquidity was $2.12 billion, which includes cash and cash equivalents plus $1.50 billion available under current credit facilities.
•The Company repurchased $157 million of Wabtec shares in the fourth quarter, bringing the full year total to $409 million.
•During the fourth quarter, Wabtec acquired the remaining 50% of the Company’s joint venture, Lokomotiv Kurastyru Zauyty (LKZ), for $81 million, net of cash received.
•Wabtec’s Board of Directors reauthorized the Company’s stock buyback program to refresh the amount available to $1.0 billion. The Board of Directors also increased the quarterly dividend by 17.6% and declared a regular quarterly common dividend of 20 cents per share, payable on March 8, 2024 to holders of record on February 23, 2024.

2024 Financial Guidance
•Wabtec issues 2024 financial guidance with sales expected to be in a range of $10.05 billion to $10.35 billion and adjusted earnings per diluted share to be in a range of $6.50 to $6.90.
•For full year 2024, Wabtec expects strong cash flow generation with operating cash flow conversion of greater than 90 percent.

2024 OUTLOOK

About Wabtec
Wabtec Corporation (NYSE: WAB) is revolutionizing the way the world moves for future generations. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at www.wabteccorp.com.

Forecasted GAAP Earnings Reconciliation
Wabtec is not presenting a quantitative reconciliation of our forecasted GAAP earnings per diluted share to forecasted adjusted earnings per diluted share in reliance on the unreasonable efforts exemption provided under Item 10(e)(1)(i)(B) of Regulation S-K. Wabtec is unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, including acquisition-related expenses and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 4474477).

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2024 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, adjusted gross margin, EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted net income, adjusted earnings per diluted share and operating cash flow conversion. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for restructuring costs. Wabtec defines operating cash flow conversion as net cash provided by operating activities divided by net income plus depreciation and amortization including deferred debt cost amortization. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the Company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including statements regarding Wabtec’s plans, objectives, expectations and intentions; Wabtec’s expectations about future sales, earnings and cash conversion and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, inflation, supply chain disruptions, foreign currency exchange, and industry consolidation; (2) changes in the financial condition or operating strategies of Wabtec’s customers; (3) unexpected costs, charges or expenses resulting from acquisitions and potential failure to realize synergies and other anticipated benefits of acquisitions, including as a result of integrating acquired targets into Wabtec; (4) inability to retain and hire key personnel; (5) evolving legal, regulatory and tax regimes; (6) changes in the expected timing of projects; (7) a decrease in freight or passenger rail traffic; (8) an increase in manufacturing costs; (9) actions by third parties, including government agencies; (10) the impacts of epidemics, pandemics, or similar public health crises on the global economy and, in particular, our customers, suppliers and end-markets, (11) potential disruptions, instability, and volatility in global markets as a result of global military action, acts of terrorism or armed conflict, including from the imposition of economic sanctions on Russia resulting from the invasion of Ukraine; (12) cybersecurity and data protection risks and (13) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Tim Bader / Tim.Bader@wabtec.com / 682-319-7925

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net sales	$2,526	$2,306	$9,677	$8,362
Cost of sales	(1,762)	(1,654)	(6,733)	(5,822)
Gross profit	764	652	2,944	2,540
Gross profit as a % of Net Sales	30.3%	28.3%	30.4%	30.4%

Selling, general and administrative expenses	(296)	(272)	(1,139)	(1,029)
Engineering expenses	(61)	(60)	(218)	(209)
Amortization expense	(99)	(73)	(321)	(291)
Total operating expenses	(456)	(405)	(1,678)	(1,529)
Operating expenses as a % of Net Sales	18.1%	17.5%	17.3%	18.3%

Income from operations	308	247	1,266	1,011
Income from operations as a % of Net Sales	12.2%	10.7%	13.1%	12.1%

Interest expense, net	(55)	(51)	(218)	(186)
Other income, net	27	14	44	29
Income before income taxes	280	210	1,092	854

Income tax expense	(63)	(51)	(267)	(213)
Effective tax rate	22.6%	24.3%	24.5%	25.0%

Net income	217	159	825	641

Less: Net income attributable to noncontrolling interest	(2)	(1)	(10)	(8)

Net income attributable to Wabtec shareholders	$215	$158	$815	$633

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$1.20	$0.87	$4.54	$3.46
Diluted
Net income attributable to Wabtec shareholders	$1.20	$0.86	$4.53	$3.46

Weighted average shares outstanding
Basic	178.0	181.0	178.8	182.2
Diluted	178.8	181.7	179.5	182.8

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (CONTINUED)
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023 AND 2022
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2023	2022	2023	2022
Segment Information
Freight Net sales	$1,798	$1,669	$6,962	$6,012
Freight Income from operations	$246	$209	$1,071	$864
Freight Operating margin	13.7%	12.5%	15.4%	14.4%

Transit Net sales	$728	$637	$2,715	$2,350
Transit Income from operations	$86	$63	$289	$231
Transit Operating margin	11.9%	9.9%	10.7%	9.8%

Backlog Information (Note: 12-month is a sub-set of total)	December 31, 2023	September 30, 2023	December 31, 2022
Freight Total	$17,831	$17,614	$18,641
Transit Total	4,168	3,869	3,800
Wabtec Total	$21,999	$21,483	$22,441

Freight 12-month	$5,450	$5,282	$4,901
Transit 12-month	2,007	1,809	1,859
Wabtec 12-month	$7,457	$7,091	$6,760

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2023	December 31, 2022
In millions
Cash, cash equivalents and restricted cash	$620	$541
Receivables, net	1,684	1,519
Inventories, net	2,284	2,034
Other current assets	267	233
Total current assets	4,855	4,327
Property, plant and equipment, net	1,485	1,429
Goodwill	8,780	8,508
Other intangible assets, net	3,205	3,402
Other noncurrent assets	663	850
Total Assets	$18,988	$18,516
Current liabilities	$4,056	$3,467
Long-term debt	3,288	3,751
Other long-term liabilities	1,120	1,151
Total Liabilities	8,464	8,369
Shareholders' equity	10,487	10,102
Noncontrolling interest	37	45
Total Equity	10,524	10,147
Total Liabilities and Equity	$18,988	$18,516

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2023	2022
In millions
Operating activities
Net income	$825	$641
Non-cash expense	473	506
Receivables	(195)	(52)
Inventories	(58)	(368)
Accounts payable	(58)	306
Other assets and liabilities	214	5
Net cash provided by operating activities	1,201	1,038

Net cash used for investing activities	(492)	(235)

Net cash used for financing activities	(633)	(708)

Effect of changes in currency exchange rates	3	(27)

Increase in cash	79	68

Cash, cash equivalents and restricted cash, beginning of period	541	473
Cash, cash equivalents and restricted cash, end of period	$620	$541

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,526	$764	$(456)	$308	$(28)	$(63)	$217	$(2)	$215	$1.20

Restructuring and Portfolio Optimization costs	—	13	34	47	—	(9)	38	—	38	$0.21

Gain on LKZ investment	—	—	—	—	(35)	—	(35)	—	(35)	$(0.19)

Non-cash Amortization expense	—	—	76	76	—	(18)	58	—	58	$0.32

Adjusted Results	$2,526	$777	$(346)	$431	$(63)	$(90)	$278	$(2)	$276	$1.54

Fully Diluted Shares Outstanding										178.8

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2023 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$9,677	$2,944	$(1,678)	$1,266	$(174)	$(267)	$825	$(10)	$815	$4.53

Restructuring and Portfolio Optimization costs	—	38	41	79	—	(17)	62	—	62	$0.34

Gain on LKZ investment	—	—	—	—	(35)	—	(35)	—	(35)	$(0.19)

Non-cash Amortization expense	—	—	298	298	—	(74)	224	—	224	$1.24

Adjusted Results	$9,677	$2,982	$(1,339)	$1,643	$(209)	$(358)	$1,076	$(10)	$1,066	$5.92

Fully Diluted Shares Outstanding										179.5

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter 2022 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$2,306	$652	$(405)	$247	$(37)	$(51)	$159	$(1)	$158	$0.86

Restructuring costs	—	31	1	32	—	(8)	24	—	24	$0.14

Non-cash Amortization expense	—	—	73	73	—	(19)	54	—	54	$0.30

Adjusted Results	$2,306	$683	$(331)	$352	$(37)	$(78)	$237	$(1)	$236	$1.30

Fully Diluted Shares Outstanding										181.7

Wabtec Corporation
Reconciliation of Reported Results to Adjusted Results
(in millions)	Fourth Quarter Year-to-Date 2022 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$8,362	$2,540	$(1,529)	$1,011	$(157)	$(213)	$641	$(8)	$633	$3.46

Restructuring costs	—	43	9	52	—	(13)	39	—	39	$0.21

Non-cash Amortization expense	—	—	291	291	—	(73)	218	—	218	$1.19

Adjusted Results	$8,362	$2,583	$(1,229)	$1,354	$(157)	$(299)	$898	$(8)	$890	$4.86

Fully Diluted Shares Outstanding										182.8

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
Fourth Quarter 2023 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$308		$27		$159		$494		$(18)		$476

Wabtec Corporation
Fourth Quarter 2023 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$1,266		$44		$526		$1,836		$6		$1,842

Wabtec Corporation
Fourth Quarter 2022 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$247		$14		$119		$380		$29		$409

Wabtec Corporation
Fourth Quarter 2022 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring	=	Adjusted
	from Operations		(Expense)		Amortization				Costs		EBITDA

Consolidated Results	$1,011		$29		$473		$1,513		$49		$1,562

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended December 31,
In millions	2023	2022
Freight Segment
Services	$958	$773
Equipment	347	430
Components	283	241
Digital Intelligence	210	225
Total Freight Segment	$1,798	$1,669

Transit Segment
Original Equipment Manufacturer	$326	$280
Aftermarket	402	357
Total Transit Segment	$728	$637

	Twelve Months Ended December 31,
In millions	2023	2022
Freight Segment
Services	$3,262	$2,819
Equipment	1,770	1,528
Components	1,157	936
Digital Intelligence	773	729
Total Freight Segment	$6,962	$6,012

Transit Segment
Original Equipment Manufacturer	$1,235	$1,095
Aftermarket	1,480	1,255
Total Transit Segment	$2,715	$2,350

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2023		2022		2023		2022
In millions	Gross Profit	Income from Operations	Gross Profit	Income from Operations	Gross Profit	Income from Operations	Gross Profit	Income from Operations

Freight Segment Reported Results	$558	$246	$482	$209	$2,190	$1,071	$1,896	$864
Freight Segment Reported Margin	31.0%	13.7%	28.9%	12.5%	31.5%	15.4%	31.5%	14.4%

Restructuring and Portfolio Optimization costs	5	30	8	7	13	41	15	15
Non-cash Amortization expense	—	71	—	68	—	277	—	272

Freight Segment Adjusted Results	$563	$347	$490	$284	$2,203	$1,389	$1,911	$1,151
Freight Segment Adjusted Margin	31.3%	19.3%	29.4%	17.0%	31.6%	19.9%	31.8%	19.1%

Transit Segment Reported Results	$206	$86	$170	$63	$754	$289	$644	$231
Transit Segment Reported Margin	28.4%	11.9%	26.7%	9.9%	27.8%	10.7%	27.3%	9.8%

Restructuring costs	8	17	23	27	25	38	28	37
Non-cash Amortization expense	—	5	—	5	—	21	—	19

Transit Segment Adjusted Results	$214	$108	$193	$95	$779	$348	$672	$287
Transit Segment Adjusted Margin	29.4%	14.9%	30.3%	14.8%	28.7%	12.8%	28.6%	12.2%

Appendix H
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF CHANGES IN NET SALES - BY SEGMENT
(UNAUDITED)

	Three Months Ended December 31,
In millions	Freight	Transit	Consolidated

2022 Net Sales	$1,669	$637	$2,306

Acquisitions	32	—	32
Foreign Exchange	5	28	33
Organic	92	63	155

2023 Net Sales	$1,798	$728	$2,526

Change ($)	129	91	220
Change (%)	7.7%	14.3%	9.5%

	Twelve Months Ended December 31,
2022 Net Sales	$6,012	$2,350	$8,362

Acquisitions	109	—	109
Foreign Exchange	(23)	25	2
Organic	864	340	1,204

2023 Net Sales	$6,962	$2,715	$9,677

Change ($)	950	365	1,315
Change (%)	15.8%	15.5%	15.7%

Appendix I

Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec's reported results prepared in accordance with GAAP.

Wabtec Corporation
2023 Fourth Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$686		$217		$160		182%

Wabtec Corporation
2023 Fourth Quarter YTD Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$1,201		$825		$531		89%

Wabtec Corporation
2022 Fourth Quarter Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$410		$159		$120		147%

Wabtec Corporation
2022 Fourth Quarter YTD Cash Conversion Calculation
(in millions)
	Reported Cash from Operations	÷	(Net Income	+	Depreciation & Amortization)	=	Cash Conversion

Consolidated Results	$1,038		$641		$479		93%